Exhibit 99.198

North Valley Bancorp Reports Results for the Quarter

and Six Months Ended June 30, 2013

July 30, 2013 – REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with approximately $918 million in assets, today reported results for the second quarter and six months ended June 30, 2013. North Valley Bancorp (“the Company”) is the parent company for North Valley Bank (“NVB”).

The Company reported net income for the second quarter ended June 30, 2013 of $894,000, or $0.13 per diluted share, compared to net income of $1,261,000, or $0.18 per diluted share, for the same period in 2012. The Company reported net income for the six months ended June 30, 2013 of $2,155,000, or $0.31 per diluted share, compared to net income of $1,741,000, or $0.25 per diluted share, for the same period in 2012. “The second quarter marked continued progress on our strategic plan: another profitable quarter, good organic loan growth from all of our markets, and sales of OREO which further reduced our nonperforming assets. Additionally, we anticipate that a substantial portion of the remaining OREO balance will be sold prior to the close of the third quarter at amounts which approximate their current carrying values,” stated Mike Cushman, President and CEO.

Continued improvement in the overall credit quality of the Company’s loan portfolio resulted in no provision for loan losses being recorded for the second quarter and the six months ended June 30, 2013, compared to provisions for loan losses of $1,000,000 and $1,400,000 for the second quarter and the six months ended June 30, 2012, respectively. The allowance for loan losses at June 30, 2013 was $9,527,000, or 1.89% of total loans, compared to $10,458,000, or 2.12% of total loans at December 31, 2012 and $11,732,000, or 2.58% of total loans at June 30, 2012.

At June 30, 2013, total assets were $917,758,000, an increase of $9,647,000, or 1.1%, from $908,111,000 at June 30, 2012. The loan portfolio totaled $504,274,000 at June 30, 2013, an increase of $49,017,000, or 10.8%, compared to $455,257,000 at June 30, 2012. The loan to deposit ratio at June 30, 2013 was 65.9% as compared to 59.7% at June 30, 2012, and 64.0% at December 31, 2012. Total deposits increased $1,784,000, or 0.2%, to $765,055,000 at June 30, 2013 compared to $763,271,000 at June 30, 2012. Available-for-sale investment securities totaled $306,300,000 at June 30, 2013, an increase of $922,000 from June 30, 2012. The Company did not have any Federal funds sold at June 30, 2013 compared to $53,375,000 at June 30, 2012, and other borrowings were $22,025,000 at June 30, 2013 compared to none at June 30, 2012. When compared to December 31, 2012, total assets at June 30, 2013 increased $15,415,000 from $902,343,000, loans increased by $12,063,000 from $492,211,000, while deposits decreased by $3,525,000 from $768,580,000. Available-for-sale investment securities increased $20,485,000 from December 31, 2012 to June 30, 2013, while Federal funds sold decreased $15,865,000 from December 31, 2012 to June 30, 2013, and other borrowings increased $22,025,000 from December 31, 2012 to June 30, 2013. Growth in the Company’s investment securities and loan balances during the past six and twelve month periods were primarily accomplished through a reduction in Federal funds sold and an increase in other borrowings.

At June 30, 2013, the Company’s Total Risk-based Capital was $116,607,000, and its capital ratios were: Total Risk-based Capital ratio – 18.6%; Tier 1 risk-based Capital ratio – 17.3%; and Tier 1 Leverage ratio – 12.1%. At June 30, 2013, the Bank’s Total Risk-based Capital was $115,864,000, and its capital ratios were: Total Risk-based Capital ratio – 18.5%; Tier 1 risk-based Capital ratio – 17.2%; and Tier 1 Leverage ratio – 12.0%.

As previously announced on June 26, 2013, the Board of Directors of the Company has authorized the repurchase of up to 5% of the Company’s outstanding common shares, or approximately 340,000 shares. Approximately 6,835,000 shares of common stock are currently outstanding. The repurchases will be made from time to time by the Company in the open market, or privately negotiated transactions, as conditions allow. This repurchase program will be re-evaluated from time to time in light of market conditions, liquidity, or other factors. The Board of Directors, based on such re-evaluations, may suspend, terminate, modify or cancel the program at any time without notice.

Credit Quality and Other Real Estate Owned (OREO)

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $10,900,000, or 65.0%, to $5,871,000 at June 30, 2013 from $16,771,000 at June 30, 2012, and increased $36,000 from the December 31, 2012 balance of $5,835,000. Nonperforming loans as a percentage of total loans were 1.16% at June 30, 2013, 3.68% at June 30, 2012, and 1.19% at December 31, 2012.

The overall level of nonperforming loans decreased $578,000 to $5,871,000 at June 30, 2013 from $6,449,000 at March 31, 2013. During the second quarter of 2013, the Company identified four loans totaling $496,000 as additional nonperforming loans. The additions were offset by reductions in nonperforming loans totaling $1,074,000 due primarily to charge-offs and collections received on certain loans and the transfer of two properties to OREO totaling $175,000. Of the four loans totaling $496,000 identified as nonaccrual loans and added to nonperforming loans during the second quarter of 2013, the largest loan is a $140,000 home equity loan located in Del Norte County. A specific reserve for the entire loan amount has been established. The remaining three loans in this group of nonperforming loans total $356,000 for which no specific reserves have been established.

Gross loan charge-offs for the second quarter of 2013 were $147,000 and recoveries totaled $23,000 resulting in net charge-offs of $124,000 compared to gross loan charge-offs for the second quarter of 2012 of $1,672,000 and recoveries of $130,000 resulting in net charge-offs of $1,542,000. Gross charge-offs for the six months ended June 30, 2013 were $1,203,000 and recoveries totaled $272,000 resulting in net charge-offs of $931,000, compared to gross charge-offs for the six months ended June 30, 2012 of $2,558,000 and recoveries of $234,000 resulting in net charge-offs of $2,324,000. These continued improvement trends in credit quality, partially offset by growth in the loan portfolio, resulted in management’s determination that the allowance for loan losses of $9,527,000 or 1.89% of total loans at June 30, 2013 was adequate as an estimate of the probable incurred losses in the portfolio. The allowance for loan losses at December 31, 2012 was $10,458,000 or 2.12% of total loans compared to the June 30, 2012 balance of $11,732,000 or 2.58% of total loans.

Nonperforming assets (nonperforming loans and OREO) totaled $22,195,000 at June 30, 2013, a decrease of $10,224,000 from the June 30, 2012 balance of $32,419,000, and a $6,063,000 decrease from the December 31, 2012 balance of $28,258,000. Nonperforming assets as a percentage of total assets were 2.42% at June 30, 2013 compared to 3.57% at June 30, 2012 and 3.13% at December 31, 2012.

The Company’s OREO properties decreased $5,041,000 to $16,324,000 at June 30, 2013 from $21,365,000 at March 31, 2013. The decrease in OREO was due to the sale of five properties totaling $4,319,000, a loss on sale of $275,000, and the write-down of the value of OREO properties of $622,000 during the quarter ended June 30, 2013, which was partially offset by the transfer of two properties to OREO totaling $175,000.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $249,000, or 3.4%, for the three months ended June 30, 2013 compared to the same period in 2012. Interest income decreased by $439,000, due to a decrease in investment securities income as a result of both the lower yield on investment securities and the decrease in average investment securities balances. The Company had foregone interest of $50,000 and $203,000 for the loans on nonaccrual status for the three months ended June 30, 2013 and 2012, respectively. Average loans increased by $42,037,000 in the second quarter of 2013 compared to the second quarter of 2012, while the yield on the loan portfolio decreased 41 basis points to 5.24% for the quarter ended June 30, 2013. Offsetting the decrease in interest income was a decrease in interest expense of $688,000, or 63.1%, due to both a decrease in the rates paid on deposits and a decrease in rates paid on subordinated debt for the quarter ended June 30, 2013 compared to the same period in 2012. Overall, average earning assets increased $2,082,000 in the second quarter of 2013 compared to the second quarter of 2012. Average yields on earning assets decreased 24 basis points from the quarter ended June 30, 2012, to 3.97% for the quarter ended June 30, 2013 and the average rate paid on interest-bearing liabilities decreased by 43 basis points to 0.26%. The Company’s net interest margin for the quarter ended June 30, 2013 was 3.77%, an increase of 10 basis points from the margin of 3.67% for the second quarter in 2012 and a decrease of 4 basis points from the 3.81% net interest margin for the linked quarter ended March 31, 2013.

Net interest income increased $293,000 for the six months ended June 30, 2013 compared to the same period in 2012. Total interest income decreased by $1,180,000 for the six months ended June 30, 2013 compared to the same period in 2012, primarily due to a decrease in income on investment securities as a result of both the lower yield on investment securities and the decrease in average investment securities balances. Interest expense decreased $1,473,000 due to both a decrease on rates paid on deposits and a decrease in rates paid on subordinated debt for the six months ended June 30, 2013 compared to the same period in 2012. The net interest margin for the six months ended June 30, 2013 increased 14 basis points to 3.78% from the net interest margin of 3.64% for the six months ended June 30, 2012.

Noninterest income for the quarter ended June 30, 2013 decreased $1,036,000, or 22.1%, to $3,651,000 compared to $4,687,000 for the same period in 2012. The primary reason for the decrease in noninterest income was the Company did not have any gain on sales of investment securities for the quarter ended June 30, 2013 compared to a gain on sale of investment securities of $968,000 for the quarter ended June 30, 2012. Service charges on deposits decreased $165,000 to $971,000 for the second quarter of 2013 compared to $1,136,000 for the second quarter of 2012, and other fees and charges decreased $213,000 to $1,108,000 for the second quarter of 2013 compared to $1,321,000 for the second quarter of 2012. Gain on sales of mortgage loans increased $80,000 to $700,000 for the second quarter of 2013 compared to $620,000 for the second quarter of 2012, and gain on sales of SBA loans increased $156,000 to $220,000 for the second quarter of 2013 compared to $64,000 for the second quarter of 2012. Other noninterest income increased $74,000 to $652,000 for the second quarter of 2013 compared to $578,000 for the second quarter of 2012.

Noninterest income for the six months ended June 30, 2013 increased $34,000 to $7,980,000 from $7,946,000 for the same period in 2012. Service charges on deposits decreased $265,000 to $1,923,000 for the six months ended June 30, 2013 compared to $2,188,000 for the same period in 2012, and other fees and charges decreased by $290,000 to $2,228,000 for the six months ended June 30, 2013 compared to $2,518,000 for the same period in 2012. Gain on sales of mortgage loans increased $474,000 to $1,457,000 for the six months ended June 30, 2013 compared to $983,000 for the same period in 2012, and gain on sales of SBA loans increased $282,000 to $388,000 for the six months ended June 30, 2013 compared to $106,000 for the same period in 2012. Gain on sales of investment securities decreased $416,000 to $543,000 for the six months ended June 30, 2013 compared to gain on sales of investment securities of $959,000 for the same period in 2012. Other noninterest income increased $249,000 to $1,441,000 for the six months ended June 30, 2013 compared to $1,192,000 for the same period in 2012.

Noninterest expense increased $708,000, or 7.7%, to $9,936,000 for the second quarter of 2013 from $9,228,000 for the second quarter of 2012. Salaries and employee benefits increased $26,000, to $5,077,000 for the second quarter of 2013 compared to the second quarter of 2012. Occupancy, furniture and equipment expense decreased $30,000, for the second quarter of 2013 compared to the second quarter of 2012, while OREO expense increased $648,000 to $990,000 for the second quarter of 2013 compared to $342,000 for the second quarter of 2012. FDIC premiums and state assessments increased $37,000, and other expenses increased by $27,000 for the second quarter of 2013 compared to the second quarter of 2012.

Noninterest expense for the six months ended June 30, 2013 increased $940,000, or 5.0%, to $19,824,000 compared to $18,884,000 for the same period in 2012. For the six months ended June 30, 2013, salaries and employee benefits increased $131,000, while occupancy, furniture and equipment expense decreased $62,000. OREO expense increased $390,000 to $1,366,000 for the six months ended June 30, 2013 compared to $976,000 for the same period in 2012. FDIC premiums and state assessments decreased $58,000 to $431,000 for the six months ended June 30, 2013 compared to $489,000 for the same period in 2012, while other expenses increased $539,000 to $6,118,000 for the six months ended June 30, 2013 compared to $5,579,000 for the same period in 2012. The increase in other expenses for the six months ended June 30, 2013 was primarily due to the recording of $560,000 in additional reserves for expenses to be incurred during 2013 in connection with the settlement of a compliance exam conducted by the Federal Reserve Bank of San Francisco.

The Company recorded a provision for income taxes for the quarter ended June 30, 2013 of $399,000, resulting in an effective tax rate of 30.9%, compared to a provision for income taxes of $527,000, or an effective tax rate of 29.5%, for the quarter ended June 30, 2012. The provision for income taxes for the six month period ended June 30, 2013 was $1,015,000, resulting in an effective tax rate of 32.0%, compared to a provision for income taxes of $642,000, or an effective tax rate of 26.9%, for the same period in 2012.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates twenty-two commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company’s website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:

Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,
Statement of Income	2013	2012	$ Change	% Change
Interest income
Loans (including fees)	$6,416	$6,324	$92	1.45%
Investment securities	1,553	2,079	(526)	(25.30%)
Federal funds sold and other	12	17	(5)	(29.41%)
Total interest income	7,981	8,420	(439)	(5.21%)
Interest expense
Interest on deposits	269	604	(335)	(55.46%)
Other borrowings	1	—	1	—
Subordinated debentures	133	487	(354)	(72.69%)
Total interest expense	403	1,091	(688)	(63.06%)
Net interest income	7,578	7,329	249	3.40%
Provision for loan losses	—	1,000	(1,000)	(100.00%)
Net interest income after provision for loan losses	7,578	6,329	1,249	19.73%

Noninterest income
Service charges on deposit accounts	971	1,136	(165)	(14.52%)
Other fees and charges	1,108	1,321	(213)	(16.12%)
Gain on sales of mortgage loans	700	620	80	12.90%
Gain on sales of SBA loans	220	64	156	243.75%
Gain on sales of securities, net	—	968	(968)	(100.00%)
Other	652	578	74	12.80%
Total noninterest income	3,651	4,687	(1,036)	(22.10%)

Noninterest expenses
Salaries and employee benefits	5,077	5,051	26	0.51%
Occupancy	615	620	(5)	(0.81%)
Furniture and equipment	202	227	(25)	(11.01%)
Other real estate owned expense	990	342	648	189.47%
FDIC and state assessments	213	176	37	21.02%
Other	2,839	2,812	27	0.96%
Total noninterest expenses	9,936	9,228	708	7.67%
Income before provision for income taxes	1,293	1,788	(495)	(27.68%)
Provision for income taxes	399	527	(128)	(24.29%)
Net income	$894	$1,261	$(367)	(29.10%)

Common Share Data
Earnings per share
Basic	$0.13	$0.18	$(0.05)	(27.78%)
Diluted	$0.13	$0.18	$(0.05)	(27.78%)

Weighted average shares outstanding	6,835,192	6,833,752
Weighted average shares outstanding - diluted	6,853,279	6,833,752
Book value per share	$13.57	$13.61
Tangible book value per share	$13.54	$13.56
Shares outstanding	6,835,192	6,833,752

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	Six Months Ended
	June 30,
Statement of Income	2013	2012	$ Change	% Change
Interest income
Loans (including fees)	$12,782	$12,794	$(12)	(0.09%)
Investment securities	3,036	4,190	(1,154)	(27.54%)
Federal funds sold and other	31	45	(14)	(31.11%)
Total interest income	15,849	17,029	(1,180)	(6.93%)
Interest expense
Interest on deposits	568	1,338	(770)	(57.55%)
Other borrowings	1	—	1	—
Subordinated debentures	266	970	(704)	(72.58%)
Total interest expense	835	2,308	(1,473)	(63.82%)
Net interest income	15,014	14,721	293	1.99%
Provision for loan losses	—	1,400	(1,400)	(100.00%)
Net interest income after provision for loan losses	15,014	13,321	1,693	12.71%

Noninterest income
Service charges on deposit accounts	1,923	2,188	(265)	(12.11%)
Other fees and charges	2,228	2,518	(290)	(11.52%)
Gain on sales of mortgage loans	1,457	983	474	48.22%
Gain on sales of SBA loans	388	106	282	266.04%
Gain on sales of securities, net	543	959	(416)	(43.38%)
Other	1,441	1,192	249	20.89%
Total noninterest income	7,980	7,946	34	0.43%

Noninterest expenses
Salaries and employee benefits	10,239	10,108	131	1.30%
Occupancy	1,248	1,260	(12)	(0.95%)
Furniture and equipment	422	472	(50)	(10.59%)
Other real estate owned expense	1,366	976	390	39.96%
FDIC and state assessments	431	489	(58)	(11.86%)
Other	6,118	5,579	539	9.66%
Total noninterest expenses	19,824	18,884	940	4.98%
Income before provision for income taxes	3,170	2,383	787	33.03%
Provision for income taxes	1,015	642	373	58.10%
Net income	$2,155	$1,741	$414	23.78%

Common Share Data
Earnings per share
Basic	$0.32	$0.25	$0.07	28.00%
Diluted	$0.31	$0.25	$0.06	24.00%

Weighted average shares outstanding	6,835,192	6,833,752
Weighted average shares outstanding - diluted	6,849,556	6,833,752
Book value per share	$13.57	$13.61
Tangible book value per share	$13.54	$13.56
Shares outstanding	6,835,192	6,833,752

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	June 30,	December 31,	June 30,
Balance Sheet Data	2013	2012	2012
Assets
Cash and due from banks	$21,431	$22,654	$19,037
Federal funds sold	—	15,865	53,375
Time deposits at other financial institutions	2,219	2,219	1,960
Available-for-sale securities - at fair value	306,300	285,815	305,378
Held-to-maturity securities - at amortized cost	6	6	6

Loans	504,274	492,211	455,257
Allowance for loan losses	(9,527)	(10,458)	(11,732)
Net loans	494,747	481,753	443,525

Premises and equipment, net	8,704	9,181	9,362
Other real estate owned	16,324	22,423	15,648
Core deposit intangibles, net	182	255	328
Accrued interest receivable and other assets	67,845	62,172	59,492
Total assets	$917,758	$902,343	$908,111

Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest bearing	$173,119	$177,855	$163,446
Demand, interest bearing	194,072	185,315	184,113
Savings and money market	239,944	233,034	220,430
Time	157,920	172,376	195,282
Total deposits	765,055	768,580	763,271

Accrued interest payable and other liabilities	16,281	15,951	19,862
Other borrowings	22,025	—	—
Subordinated debentures	21,651	21,651	31,961
Total liabilities	825,012	806,182	815,094
Shareholders’ equity	92,746	96,161	93,017
Total liabilities and shareholders’ equity	$917,758	$902,343	$908,111

Asset Quality
Nonaccrual loans	$5,871	$5,835	$16,627
Loans past due 90 days and accruing interest	—	—	144
Other real estate owned	16,324	22,423	15,648
Total nonperforming assets	$22,195	$28,258	$32,419

Classified assets	$31,654	$45,297	$47,896
Bank Tier 1 Capital + ALLL	$117,532	$115,580	$114,185
Classified assets ratio	26.93%	39.19%	41.95%

Allowance for loan losses to total loans	1.89%	2.12%	2.58%
Allowance for loan losses to NPL’s	162.27%	179.23%	69.95%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Financial Ratios	2013	2012	2013	2012
Return on average total assets	0.40%	0.56%	0.48%	0.38%
Return on average shareholders’ equity	3.69%	5.47%	4.49%	3.81%
Net interest margin (tax equivalent basis)	3.77%	3.67%	3.78%	3.64%
Efficiency ratio	88.49%	76.80%	86.21%	83.31%

Selected Average Balances
Loans	$491,252	$449,215	$487,852	$450,347
Taxable investments	290,563	320,264	283,020	318,520
Tax-exempt investments	8,238	12,229	9,034	12,607
Federal funds sold and other	20,786	27,049	26,916	38,000
Total earning assets	$810,839	$808,757	$806,822	$819,474
Total assets	$906,923	$907,749	$902,077	$911,962

Demand deposits - interest bearing	$194,034	$179,726	$191,102	$177,863
Savings and money market	244,943	222,669	242,690	221,199
Time deposits	159,564	202,415	162,863	207,657
Other borrowings	23,347	31,961	22,504	31,961
Total interest bearing liabilities	$621,888	$636,771	$619,159	$638,680
Demand deposits - noninterest bearing	$167,757	$157,268	$167,606	$157,826
Shareholders’ equity	$97,190	$92,411	$96,839	$91,568

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	June	March	December	September
	2013	2013	2012	2012
Interest income	$7,981	$7,868	$8,276	$8,426
Interest expense	403	432	504	713
Net interest income	7,578	7,436	7,772	7,713

Provision for loan losses	—	—	—	700
Noninterest income	3,651	4,329	4,269	4,204
Noninterest expense	9,936	9,888	11,336	9,759

Income before provision (benefit) for income taxes	1,293	1,877	705	1,458
Provision (benefit) for income taxes	399	616	160	(2,546)
Net income	$894	$1,261	$545	$4,004

Earnings per common share:
Basic	$0.13	$0.18	$0.08	$0.59
Diluted	$0.13	$0.18	$0.08	$0.59